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                                                                 EXHIBIT 5.1

                          [FENNEMORE CRAIG LETTERHEAD]



                                October 18, 1996




The Tracker Corporation of America
180 Dundas Street West, Suite 1502
Toronto, Ontario, Canada M5G 1Z8

Re:      The Tracker Corporation of America Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as special counsel to The Tracker Corporation of America, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (No. 33-99686) filed by the Company with the Securities and Exchange Commission (the "Commission"). Such registration statement and the amendments thereto are hereinafter collectively referred to as the "Registration Statement." The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 13,799,479 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, for the benefit of certain Selling Securityholders. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company, (iii) the Registration Statement, (iv) an Officers' Certificate executed on behalf of the Company dated as of the date hereof (the "Officers' Certificate"), (v) a Certificate of Good Standing with respect

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FENNEMORE CRAIG


The Tracker Corporation of America
October 18, 1996
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to the Company from the Delaware Secretary of State dated October 1, 1996, (vi)
an opinion of Gowling, Strathy & Henderson regarding certain matters of Canadian and Ontario law, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to the various questions of fact material to our opinion, we have relied upon the statements and representations of the Company in the Officers' Certificate and certain other statements and representations of officers and other representatives of the Company and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof. In addition, we have assumed that all Exchangeable Preference Shares and Exchangeable Preference Share Warrants which may be exchanged into shares of the Common Stock which are being registered in the Registration Statement have been duly authorized and duly issued and are fully paid and nonassessable and we have relied on the opinion of Gowling, Strathy and Henderson to that effect.

                  Based upon and subject to the foregoing and the limitations set forth below, we are of the opinion that: (a) the Shares which are being registered pursuant to the Registration Statement and which are issued and outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and nonassessable; and (b) the Shares which are not yet issued and outstanding as of the date hereof have been duly authorized and, if, as and when they are issued and sold in accordance with the resolutions of the Board of Directors pursuant to which they were authorized, will be validly issued, fully paid and nonassessable.

                  We are qualified to practice law only in the State of Arizona and we do not purport to express any opinion herein concerning any law other than the laws of the State of Arizona and the Delaware General Corporation law. With respect to such law, our opinions are as to what the law is or, in circumstances where the status of the law is uncertain, what the law might reasonably be expected to be at the date hereof, and we assume no obligation to revise or supplement this opinion due to any change in the law by legislative action, judicial decision or otherwise. We do not render any opinion with respect to any matters than those expressly set forth in the immediately preceding paragraph. Without limiting the generality of the immediately preceding sentence, we express no opinion as to the applicability or effect of any securities or Blue Sky laws of any state.

                  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without, in each instance, our express prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement, and further consent to the use of our



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FENNEMORE CRAIG


The Tracker Corporation of America
October 18, 1996
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name under the heading "LEGAL MATTERS" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ Fennemore Craig
                                                 --------------------------
                                                 FENNEMORE CRAIG,
                                                 a Professional Corporation

RJH/WTE